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                                                                     EXHIBIT 3.3

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                        TRANSITION AUTO FINANCE IV, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation (the "Corporation") is Transition Auto Finance IV, Inc.

                                   ARTICLE II

         On November 14, 2001, the shareholders of the Corporation adopted an amendment to its Articles of Incorporation whereby ARTICLE THREE of the Articles of Incorporation was deleted and replaced in its entirety with a new ARTICLE THREE to read as follows:

                  "The purpose for which the Corporation is organized is to engage in the business of leasing cars, trucks, vans, sport utility vehicles and motorcycles, and to engage in all legal activities necessary or incident thereto, including without limitation financing activities to fund the vehicle leasing business."

                                   ARTICLE III

         The number of shares of the Corporation outstanding at the time of such adoption was 1,000 and the number of shares of the Corporation entitled to vote thereon was 1,000.

                                   ARTICLE IV

         Such amendment was adopted by a unanimous written consent executed by the holders of all shares entitled to vote thereon in accordance with Article 9.10.A of the TBCA and the Corporation's Articles of Incorporation.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation on behalf of the Corporation this 14th day of November, 2001.

                                    TRANSITION AUTO FINANCE IV, INC.


                                    By: /s/ Kenneth C. Lowe
                                       --------------------------------------
                                       Kenneth C. Lowe,
                                       President and Principal Executive Officer